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                                  Exhibit 23(b)



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Southside Bancshares Corp.:

We consent to the incorporation by reference in the registration statement on Form S-8 filed by Southside Bancshares Corp. of our report dated March 5, 1999, on our audit of the consolidated balance sheets of Southside Bancshares Corp. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998.


                                            /s/ KPMG LLP



St. Louis, Missouri
November 16, 1999